Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment 2, of our report dated March 3, 2005, appearing in the Annual Report on Form 10-KSB of DayStar Technologies, Inc. and Subsidiary for the year ended December 31, 2004, which is also incorporated by reference. We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of this registration statement.

/S/ HEIN & ASSOCIATES LLP

Denver, Colorado

April 26, 2005